CERTIFICATION Pursuant to Rule 13a-14(a)

I, Lakshmanan Kannappan, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Healthcare Triangle, Inc.; and
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 4, 2024	By:	/s/ Lakshmanan Kannappan
	Name:	Lakshmanan Kannappan
	Title:	Head of Strategic Partnership
(Principal Executive Officer)